Exhibit 15.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form F-3/A No. 333-146540 and in the related Prospectus and Form F-3 No. 333-139204) of DryShips Inc. of our report dated March 27, 2009, with respect to the consolidated financial statements of Ocean Rig ASA as of December 31, 2008 and for the period May 15, 2008 to December 31, 2008, included in this Annual Report (Form 20-F/A) of DryShips Inc. for the year ended December 31, 2008.

/s/ Ernst & Young AS

Stavanger, Norway

April 2, 2009